Exhibit 23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-19571, 333-19573, 333-19615 and
333-31541) and Form S-3 (File Nos. 333-47825 and 333-30968) of Diacrin,
Inc. of our report dated January 21, 2003 relating to the financial statements of Diacrin, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 26, 2003